CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statements (Nos. 333-41847, 333-84760, 333-116802 and 333-144701) on Form S-8 and the Registration Statements (No. 333-35284, 333-111722 and 333-127761) on Form S-3 of Interactive Systems Worldwide Inc. of our report dated January 10, 2008, with respect to the financial statements included in this Annual Report on Form 10-KSB for the year ended September 30, 2007.

New York, New York
January 10, 2008